EX-10.41

                          MANAGEMENT SERVICES AGREEMENT
                                     between

                  NU SKIN INTERNATIONAL MANAGEMENT GROUP, INC.

                                       and
                                BIG PLANET, INC.

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE 1         DEFINITIONS...............................................1
         1.1      "Agreement"...............................................1
         1.2      "Allocable Expense" ......................................1
         1.3      "Consulting Personnel"....................................1
         1.4      "Direct Expenses".........................................1
         1.5      "Management and Consulting Service"...................... 2

ARTICLE 2         MANAGEMENT AND CONSULTING SERVICES........................2
         2.1      Services..................................................2
         2.2      Performance of Services. .................................2
         2.3      Approval of Services......................................2
         2.4      Revision of Services......................................3

ARTICLE 3         COMPENSATION OF SERVICE PROVIDER..........................3
         3.1      Compensation for Services by Consulting Personnel.........3
         3.2      Determination of Allocable Expenses.......................3
         3.3      Payment and Invoicing.....................................3
         3.4      Due Date..................................................3
         3.5      Delinquent Payments.......................................3

ARTICLE 4         PREPARATION AND SHARING OF REPORTS AND INFORMATION........4
         4.1      Periodic Reports on Management and Consulting Services....4
         4.2      Sharing of Information and Witnesses......................4

ARTICLE 5         NON-DISCLOSURE OF CONFIDENTIAL INFORMATION................4

ARTICLE 6         TERM......................................................5

ARTICLE 7         TERMINATION...............................................5

ARTICLE 8         EFFECT OF TERMINATION.....................................6
         8.1      Cessation of Rights.......................................6
         8.2      Damages...................................................6

ARTICLE 9         COMPLIANCE WITH APPLICABLE LAWS...........................6
         9.1      Compliance Generally......................................6
         9.2      Authorizations............................................6

ARTICLE 10        GENERAL PROVISIONS........................................7
         10.1     Assignment................................................7
         10.2     Notices...................................................7
         10.3     Waiver and Delay..........................................7
         10.4     Force Majeure.............................................8
         10.5     Governing Law and Dispute Resolution......................8
         10.6     Integrated Contract.......................................8
         10.7     Modifications and Amendments..............................8
         10.8     Severability..............................................8
         10.9     Counterparts and Headings.................................9

                          MANAGEMENT SERVICES AGREEMENT

         THIS MANAGEMENT SERVICES AGREEMENT is made effective as of April 1, 1998 between Big Planet, Inc., a Utah corporation ("BP"), and Nu Skin International Management Group, Inc., a Utah corporation ("NSIMG"). BP and NSIMG shall hereinafter be collectively referred to as the "Parties" and each shall be individually referred to as a "Party."

                               W I T N E S S E T H

         WHEREAS, BP desires to obtain certain general and administrative services from BP so that BP will not be required to duplicate these services, and BP desires to obtain such services from NSIMG; NSIMG is willing to provide these services to BP pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meaning set out below:

         1.1 "Agreement" shall mean this Management Services Agreement between BP and NSIMG, as the same may be modified, amended or revised from time to time.

         1.2 "Allocable Expenses" shall mean all expenses incurred by NSIMG in providing Management and Consulting Services other than Direct Expenses including without limitation, the following: rent, utilities, telephone, equipment, recruitment, office supplies, and other overhead expenses, certain salary costs, payroll, benefits and expenses related to conventions, travel and accommodations at anniversary events, telephones calls and counseling and conference calls and meetings with BP managers and the independent distributors of Nu Skin International, Inc., and the permitted use and appropriation of the names and licenses of directors and executive officials of NSIMG or BP. Allocable Expenses shall be calculated in accordance with the terms of this Agreement.

         1.3 "Consulting Personnel" shall mean employees of NSIMG or, with the consent of BP, such other persons or entities as NSIMG may retain, hire, or otherwise contract with for the provision of services on behalf of, or in conjunction with, NSIMG.

         1.4 "Direct Expenses" shall mean all expenses incurred in the provision of Management and Consulting Services for BP, which expenses are incurred solely for the benefit of BP, including, without limitation, certain salary costs, benefits, business expenses, and travel expenses.

         1.5 "Management and Consulting Services" shall include services requested by BP that NSIMG has the capability of providing, and shall include but not be limited to the following services: management, legal, financial, distribution support/training, public relations, information technology, commission and bonus calculations, SAP computer services as defined in attached Exhibit "A", and operations administration. Any specific services estimated to cost more then $____________ shall be requested by BP in writing.

                                    ARTICLE 2

                       MANAGEMENT AND CONSULTING SERVICES

         2.1 Services. NSIMG hereby agrees to provide Management and Consulting Services to BP as BP may request from time to time, until termination of this Agreement. BP agrees to reimburse and compensate NSIMG for Management and Consulting Services in accordance with the applicable compensation and invoicing provisions hereof.

         2.2 Performance of Services. Unless otherwise agreed between the Parties, the Management and Consulting Services shall be provided through Consulting Personnel, as requested by BP. The Management and Consulting Services provided by NSIMG will be performed by appropriately qualified and experienced personnel. Upon the reasonable request of BP, NSIMG will not use any personnel for services under this Agreement that are deemed by BP to be incompetent, careless, or unqualified to perform the work assigned, or that is otherwise unsatisfactory to BP.

         2.3 Approval of Services. Unless BP disputes any invoices delivered to BP hereunder by written notice within one hundred eighty (180) days of the date of the invoice, BP hereby agrees that, by paying any undisputed invoices as provided in Article 3 herein, BP shall be deemed to have approved the nature and extent of the costs and expenses invoiced. If BP disputes an invoice in a timely manner, then within a mutually agreeable time NSIMG shall permit BP to have access to audit NSIMG's records and books of account for the purpose of determining whether the appropriate expenses have been invoiced to BP. The audit shall be conducted by a firm of certified public accountants chosen by BP. Any auditors shall be required to execute a non-disclosure agreement with NSIMG that protects NSIMG's rights to confidential information and restricts the information provided by the auditor to BP to only that information necessary to indicate whether BP has been properly billed. If the auditors' report reveals a discrepency, then within thirty (30) days the party in whose favor the error was made will pay the amount of the error to the other party. If the auditors report reveals that NSIMG owes BP a refund of an amount greater than five percent (5%) of the total invoiced amount during the audit period, then the refund shall bear interest at eight percent (8%) and NSIMG shall reimburse BP for the cost of the audit.

         2.4 Revision of Services. For greater certainty, the Parties agree that any one or more of the specific services to be provided by NSIMG to BP, as described in this Agreement, may be reasonably expanded or curtailed by the Parties if mutually agreed to in writing by the Parties.

                                    ARTICLE 3
                        COMPENSATION OF SERVICE PROVIDER

         3.1 Compensation for Management and Consulting Services. BP shall pay NSIMG the total of all Direct Expenses and Allocable Expenses plus three percent (3%) ("Fee") of the total of such Direct Expenses and Allocable Expenses. The Fee may be adjusted from time to time by mutual agreement of the Parties. Unless otherwise agreed between the Parties, Allocable Expenses shall not, for any billing period, exceed one and one-half percent (1.5%) of BP's revenues for such billing period.

         3.2 Determination of Allocable Expenses. Allocable Expenses for any period shall be equal to the total Allocable Expenses incurred by NSIMG for such period multiplied by the percentage of such Allocable Expenses allocable to BP pursuant to and the then applicable time allocation study prepared pursuant to
Section 4.1 hereof.

         3.3 Payment and Invoicing. Within thirty (30) days after the end of each month, NSIMG shall prepare and deliver an invoice to BP setting forth the fees due and owing under this Agreement during such month.

         3.4 Due Date. Payments due under this Agreement shall be due and payable within sixty (60) days after the date of receipt of the invoice for such payments ("Payment Date").

         3.5 Delinquent Payments. Without limiting any of the Parties' other rights and remedies under this Agreement, any amounts outstanding under the terms of this Agreement that are not paid by the Payment Date, shall bear interest at the prime interest rate as reported in the western edition of the Wall Street Journal, on the Payment Date, plus two percent (2%) for the full period outstanding. Whether or not interest charges are actually levied is at the discretion of NSIMG.

                                    ARTICLE 4
               PREPARATION AND SHARING OF REPORTS AND INFORMATION

         4.1 Periodic Reports on Management and Consulting Services. BP may, upon thirty (30) days written notice to NSIMG, request operations reports of NSIMG setting forth specific information regarding the Management and Consulting Services provided under this Agreement and for such time periods as BP shall reasonably request. NSIMG shall maintain accurate and ongoing records of the allocation of time of Consulting Personal, including executive management and other employees rendering services to BP. NSIMG shall provide full access to BP and its auditors to all records and documentation relating to the Management and Consulting Services and any other services provided under this Agreement, and will permit BP, at its expense, to make any copies as may be reasonably requested. NSIMG has prepared a study accurately reflecting the allocation of time spent by NSIMG's internal department and Consulting Personnel on the services provided to BP under this Agreement. The study shall be updated on a quarterly basis. BP may request a copy of the then applicable time application study from NSIMG upon thirty (30) days written notice. All of the information, reports and studies referenced in this Section 4.1 shall be referred to collectively as the "Information".

         4.2 Sharing of Information and Witnesses. At all times during the term of this Agreement and for a period of three years thereafter, each Party shall maintain at its principal place of business full, complete and accurate records of the Information. The parties shall provide to each other reasonable access to the Information. In the event of any claims made against a Party, the other Party shall make available Information and/or witnesses as reasonably requested. The Party providing Information or making available witnesses shall be entitled to receive from the other Party, upon presentation of invoices therefore, payment for its reasonable out-of-pocket expenses incurred in connection therewith. Nothing in this Agreement shall require either Party to reveal to the other any information that would violate such Party's written and enforceable duty of confidence to a third party from whom or which such information was obtained; under such circumstances, however, the parties shall work together to obtain a release of such information without violation of such duty of confidence.

                                    ARTICLE 5
                   NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

         All trade secrets, proprietary technology, know-how or other non-public or proprietary business or technical information owned or used by NSIMG or BP and supplied to or acquired by the other whether in oral or documentary form (the "Confidential Information") shall be supplied and acquired in confidence and shall be solely for the use of the receiving party pursuant to this Agreement and such party shall keep the Confidential Information confidential and shall not disclose the same, at any time during the term of this Agreement or for a period of seven (7) years after its termination, except to its employees for the purposes of its business in accordance with this Agreement and except as may be required by law; provided that if the receiving party determines that a disclosure is required by law, the receiving party shall notify the disclosing party in order to give the disclosing party an opportunity to seek an injunction or otherwise attempt to keep the Confidential Information confidential. The receiving party shall, at the request of the disclosing party, destroy or return the Confidential Information without retaining copies if, as and when this Agreement is terminated or expires. For purposes of this Agreement, the term "Confidential Information" shall not include information or documents that (i) become generally available to the public other than as a result of a disclosure by the receiving party, (ii) was otherwise lawfully available to the receiving party, or (iii) was generated independently by the receiving party. The provisions of this Article shall survive termination of this Agreement.

                                    ARTICLE 6
                                      TERM

         This Agreement shall be effective beginning April 1, 1998, and shall be for an initial term of five (5) years ("Initial Term") unless otherwise terminated pursuant to Article 7. This Agreement shall be renewed automatically upon expiration of the Initial Term for successive one year terms, unless otherwise terminated as provided in Article 7.

                                    ARTICLE 7
                                   TERMINATION

         7.1 This Agreement may be terminated by either Party without cause upon ninety (90) days written notice to the other Party, or at any time after the occurrence of any of the following events:

                  (a) the other Party shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, compensation or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar action; or

                  (b) there shall be commenced against the other Party any case, proceeding or other action of a nature referred to in clause (a) above which (A) results in the entry of an order for relief or any such adjudication or appointment desribed above, or (B) remains undismissed, undischarged or unbonded for a period of 90 days. Events described in clauses (a) and (b) of Section 7.1(a) shall be referred to as a ?Bankruptcy Event?. If a Bankruptcy Event occurs, all amounts owing under this Agreement shall become immediately due and payable, without any notice thereof; or

                  (c) if the other Party causes or allows a judgment in excess of Twenty-Five Million dollars ($25,000,000.00) to be entered against it or involuntarily allows a lien, security interest, or other encumbrance to attach to its assets which secures an amount in excess of Twenty-Five Million Dollars ($25,000,000.00).

         7.2 This Agreement may be immediately terminated by either Party, if the other Party is in default in the performance of any material obligation under this Agreement and such default has not been cured within sixty (60) days after receipt of written notice of such default by the defaulting Party; or

         7.3 BP may terminate any specific service of the Management or Consulting Services by providing written notice thereof to NSIMG not less than sixty (60) days prior to the date for cessation of said service. NSIMG may discontinue providing any specific part of the Management and Consulting Services by providing written notice to BP not less than sixty (60) days prior to the desired date for cessation of said service.

                                    ARTICLE 8
                              EFFECT OF TERMINATION

         8.1 Cessation of Rights. Upon expiration or termination (collectively, the "Termination") of this Agreement for any reason whatsoever, all rights and obligations of the Parties hereunder shall cease, provided, however, that upon Termination of this Agreement, no Party shall be released from its obligations to pay monies due or to become due as of the date of Termination or to complete any unfulfilled obligations under this Agreement, and the provisions of Article 5 shall survive such Termination. If the date of Termination is prior to the expiration of the Initial term or a succeeding term, BP shall only be obligated to pay monies due as of the date of Termination and not for the remainder of any term.

         8.2. Damages. Except provided in paragraph 8.1, upon Termination of this Agreement for any reason, no Party shall be liable or obligated to the other Party with respect to any payments, future profits, exemplary, special or consequential damages, indemnifications or other compensation regarding such termination, and each Party hereby waives and relinquishes any rights, pursuant to law or otherwise, to any such payments, indemnifications or compensation.

                                    ARTICLE 9
                         COMPLIANCE WITH APPLICABLE LAWS

         9.1 Compliance Generally. In the performance of their obligations under this Agreement, the Parties shall, at all times, strictly comply with all applicable laws, regulations and orders of the countries and jurisdictions in which they operate.

         9.2 Authorizations. Each Party shall, at its own expense, make, obtain and maintain in force at all times during the term of this Agreement, all filings, registrations, reports, licenses, permits and authorizations required under applicable law, regulations or orders in order for it to perform its obligations under this Agreement.

                                   ARTICLE 10
                               GENERAL PROVISIONS

         10.1 Assignment. This Agreement shall be binding on and inure to the benefit of the heirs, successors, assigns and beneficiaries of the Parties; provided that no Party may assign this Agreement or any rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other Party which shall not be unreasonably withheld. Any attempted assignment by any Party without the prior written consent of the other Party shall be void and unenforceable.

         10.2 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered by hand, or if communicated by facsimile to the facsimile number as may be provided from time to time by each Party to the other, at the time that receipt thereof has been confirmed by return electronic communication signal that the message has been received, or if sent by reputable international courier service three
(3) days after dispatch addressed to the Parties at the addresses outlined hereafter. Either Party may change its facsimile number or address by a notice given to the other Party in the manner set forth as follows:

                  If to NSIMG:      Attn.:  Secretary
                                    Nu Skin International, Inc.
                                    75 West Center
                                    Provo, Utah  84601 USA
                                    (801) 345-5500
                                    (801) 345-5999 Fax

                  If to BP:         Attn.: President
                                    Big Planet, Inc.
                                    Provo, Utah  84601 USA
                                    (801) 345-7000
                                    (801) 345-1299 Fax

         10.3 Waiver and Delay. No waiver by any Party of any breach or default in performance by any other Party, and no failure, refusal or neglect of any Party to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of the other Party's obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by any Party of its right at any time thereafter to require exact and strict compliance with the provisions thereof.

         10.4 Force Majeure. The Parties shall not be responsible for failure to perform hereunder due to force majeure, which shall include, but not be limited to: fires, floods, riots, strikes, labor disputes, freight embargoes or transportation delays, shortage of labor, inability to secure fuel, material, supplies, equipment or power at reasonable prices or on account of shortage thereof, acts of God or of the public enemy, war or civil disturbances, any existing or future laws, rules, regulations or acts of any government (including any orders, rules or regulations issued by any official or agency or such government) affecting a Party that would delay or prohibit performance hereunder, or any cause beyond the reasonable control of a Party. If an event of force majeure should occur, the affected Party shall promptly give notice thereof to the other Party and such affected Party shall use its reasonable best efforts to cure or correct any such event of force majeure.

         10.5 Governing Law and Dispute. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah. Any action brought to enforce this Agreement must be brought in Utah County, Utah. The parties consent to the personal jurisdiction of said court within the State of Utah and waive any objection to improper venue. In the event of legal action between the parties, reasonable attorney's fees (including inside counsel expenses) shall be awarded to the prevailing party.

         10.6 Integrated Contract. This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior or contemporaneous negotiations, representations, agreements and understanding (both oral and written) of the Parties.

         10.7 Modifications and Amendments. No modification or amendment of this Agreement shall be binding unless it is in writing and executed by both Parties.

         10.8 Severability. To the extent that any provision of this Agreement is (or, in the opinion of counsel mutually acceptable to both Parties, would be) prohibited, judicially invalidated or otherwise rendered unenforceable in any jurisdiction relevant to the Parties, such provision shall be deemed ineffective only to the extent of such prohibition, invalidation or unenforceability in that jurisdiction, and only within that jurisdiction. Any prohibited, judicially invalidated or unenforceable provision of this Agreement will not invalidate or render unenforceable any other provision of this Agreement, nor will such provision of this Agreement be invalidated or rendered unenforceable in any other jurisdiction.

         10.9 Counterparts and Headings. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All headings and captions are inserted for convenience of reference only and shall not affect the meaning or interpretation of any provision hereof.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first-above written.

                                    NU SKIN INTERNATIONAL MANAGEMENT GROUP, INC.

                                    By:    ______________________
                                    Name:  Steven J. Lund
                                    Its:   President

                                    BIG PLANET, INC.

                                    By:    ______________________
                                    Name:  Richard W. King
                                    Its:   President